                                                                EXHIBIT 2.2

                                 AMENDMENT NO. 1

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                                      among

                          NEXTEL COMMUNICATIONS, INC.,

                               TOWER PARENT CORP.,

                           TOWER MERGER VEHICLE, INC.,

                             TOWER ASSET SUB, INC.,

                  THE TRANSFERRING SUBSIDIARIES PARTY THERETO,

                           SPECTRASITE HOLDINGS, INC.,

                        SPECTRASITE COMMUNICATIONS, INC.,

                                       AND

                              SHI MERGER SUB, INC.

                               ------------------

                                 April 20, 1999

                               ------------------

                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER

            AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of April 20, 1999, by and among Nextel Communications, Inc., a Delaware corporation, Tower Parent Corp., a Delaware corporation Tower Merger Vehicle, Inc., a Delaware corporation, Tower Asset Sub, Inc., a Delaware corporation, Nextel Communications of the Mid-Atlantic, Inc., a Delaware corporation, Nextel of California, Inc., a Delaware corporation, Nextel of New York, Inc., a Delaware corporation, Nextel South Corp., a Georgia corporation, Nextel of Texas, Inc., a Texas corporation, Nextel West Corp., a Delaware corporation, SpectraSite Holdings, Inc., a Delaware corporation, SpectraSite Communications, Inc., a Delaware corporation, and SHI Merger Sub, Inc., a Delaware corporation.

            A. On February 10, 1999, the parties hereto entered into the Agreement and Plan of Merger (the "Initial Agreement") that is being amended hereby;

            B. Section 2.1 of the Initial Agreement provides that the Transferring Subsidiaries shall transfer to Parent Co. and Parent Co. shall transfer to Tower Sub the Tower Assets;

            C. the definition of Tower Assets set forth in the Initial Agreement refers to certain site locations listed in Sections 2.1 and 2.6 of the Nextel Disclosure Statement;





            D. the parties to the Initial Agreement desire to amend Section 2.1 of the Nextel Disclosure Statement to delete certain site locations listed thereon;

            E. the parties to the Initial Agreement further desire to amend certain provisions of the Initial Agreement to provide for an additional purchaser of Series C Preferred Stock;

            NOW THEREFORE, the parties to the Initial Agreement mutually agree as follows:

            1. Definitions. Capitalized terms used herein and not otherwise defined have the same meanings attributed to them in the Initial Agreement.

            2.    Amendments to Section 1 of the Initial Agreement.

                  (a) The definition of "Amended and Restated Certificate of Incorporation" in Section 1 is hereby amended by deleting the definition of "Amended and Restated Certificate of Incorporation" and inserting in its place the following:

            "Amended and Restated Certificate of Incorporation": The Amended
                          and Restated Certificate of Incorporation of Tower
                  Aggregator in the form attached as Exhibit H-1 (to be filed immediately prior to the Effective Time), except that Exhibit H-1 is hereby amended as follows: (i) the number "155,599,625" in clause THIRD (a)(ii) is replaced by the number "165,749,625"; (ii) the number "85,000,000" in clause
                  THIRD (a)(ii)(x) is replaced by the number "95,000,000";
                  (iii) the number "70,599,625" in clause THIRD (a)(ii)(y) is replaced by the number "70,749,625"; (iv) the number "60,136,795" in clause THIRD (a)(ii)(y) is replaced by the number "60,286,795"; the number "155,599,625" in clause SIXTH is replaced by the number "165,749,625"; (v) the phrase "Eighty Five Million (85,000,000)" in clause SIXTH is replaced by the number "95,000,000"; (vi) the phrase "Seventy Million, Five Hundred Ninety-Nine Thousand Six Hundered Twenty-Five (70,599,625)" in clause SIXTH is replaced by the number "70,749,625"; and (vii) the phrase "Sixty Million One Hundred Thirty-Six Thousand Seven Hundred Ninety-Five (60,136,795)" in clause SIXTH is replaced by the number "60,286,795".

                  (b) The definition of "Strategic Transaction" in Section 1 is hereby amended by deleting the number "$250,000,000" therein and inserting in its place the number "$340,003,656".

            3.    Amendment to Section 2.1 of the Nextel Disclosure Statement.
Section 2.1 of the Nextel Disclosure Statement is hereby amended by deleting the tower site locations listed on Attachment A hereto.

            4. Amendment to Section 7.5(a) of the Initial Agreement. Section 7.5(a) of the Initial Agreement is hereby amended as follows:

                  (a) in the third sentence therof, deleting the number "155,599,625" and inserting in its place the number "165,749,625";

                  (b) in the third sentence thereof, deleting the number "60,136,795" and inserting in its place the number "60,286,795";

                  (c) in the third sentence thereof, deleting the number "85,000,000" and inserting in its place the number "95,000,000";

                  (d) in the third sentence thereof, deleting the number "7,386,135" and inserting in its place the number "7,436,135"; and

                  (e) in the fifth sentence thereof, deleting the number "60,136,795" and inserting in its place the number "60,286,795".

            5. Governing Law. This Amendment and all disputes hereunder will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof.

            6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            7. Continuing Effect. Except as expressly amended by this Amendment, the Initial Agreement (including, without limitation, Section 5.3(f) thereof) shall continue in full force and effect in accordance with the terms thereof.

            8. No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Amendment. In the event of any ambiguity or a question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by all of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Amendment.




        [The balance of this page was intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective duly authorized officers as of the date first above written.

NEXTEL COMMUNICATIONS, INC.                              NEXTEL OF TEXAS, INC.
By: /s/ THOMAS J. SIDMAN                                 By: /s/ THOMAS J. SIDMAN
   ------------------------------                           ------------------------------
Name:  Thomas J. Sidman                                  Name:  Thomas J. Sidman
Title:  Vice President and General Counsel               Title: Vice President


NEXTEL COMMUNICATIONS OF THE                             NEXTEL WEST CORP.
MID-ATLANTIC, INC.


By: /s/ THOMAS J. SIDMAN                                 By: /s/ THOMAS J. SIDMAN
   ------------------------------                           ------------------------------
Name: Thomas J. Sidman                                   Name:  Thomas J. Sidman
Title: Vice President                                    Title: Vice President

NEXTEL OF CALIFORNIA, INC.                               TOWER PARENT CORP.

By: /s/ THOMAS J. SIDMAN                                 By: /s/ THOMAS J. SIDMAN
   ------------------------------                           ------------------------------
Name: Thomas J. Sidman                                   Name:  Thomas J. Sidman
Title: Vice President                                    Title:  President

NEXTEL OF NEW YORK, INC.                                 TOWER ASSET SUB, INC.

By: /s/ THOMAS J. SIDMAN                                 By: /s/ THOMAS J. SIDMAN
   ------------------------------                           ------------------------------
Name:  Thomas J. Sidman                                  Name:  Thomas J. Sidman
Title:  Vice President                                   Title:  President

NEXTEL SOUTH CORP.                                       TOWER MERGER VEHICLE, INC.
By: /s/ THOMAS J. SIDMAN                                 By: /s/ THOMAS J. SIDMAN
   ------------------------------                           ------------------------------
Name:  Thomas J. Sidman                                  Name:  Thomas J. Sidman
Title:  Vice President                                   Title: President

SPECTRASITE HOLDINGS, INC.                               SPECTRASITE COMMUNICATIONS, INC.

By: /s/ DAVID P. TOMICK                                  By: /s/ DAVID P. TOMICK
   ------------------------------                           ------------------------------
Name: David P. Tomick                                    Name: David P. Tomick
Title: Chief Financial Officer                           Title: Chief Financial Officer

SHI MERGER SUB, INC.

By: /s/ DAVID P. TOMICK
   ------------------------------
Name: David P. Tomick
Title: Chief Financial Officer